Exhibit 4.13

EXECUTION VERSION

TWELFTH SUPPLEMENTAL INDENTURE
TO THE INDENTURE, DATED JUNE 20, 2013

THIS TWELFTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of April 30, 2021 (the “Twelfth Supplemental Indenture”), among TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), TRANE TECHNOLOGIES COMPANY LLC, a company duly organized and existing under the laws of the State of Delaware (the “Co-Obligor”), TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED (f/k/a INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED), a company duly incorporated and existing under the laws of the State of Delaware (“TTGH”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à r.l.), a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 1, Avenue du Bois, L-1251 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 182.971 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland” and, Together with TTGH, Trane plc and Trane Lux International, the “Guarantors”), TRANE TECHNOLOGIES FINANCING LIMITED, a private limited company duly incorporated and existing under the laws of Ireland (the “Successor Guarantor”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture (the “Trustee”).

RECITALS:

WHEREAS, the Issuer, the Co-Obligor, the Guarantors, Trane Technologies Luxembourg Finance S.A. (f/k/a Ingersoll-Rand Luxembourg Finance S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 1, Avenue du Bois, L-1251 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 189.791 (“Trane Lux”), and the Trustee are parties to that certain Indenture, dated as of June 20, 2013, as supplemented by the First Supplemental Indenture, dated as of June 20, 2013, the Second Supplemental Indenture, dated as of June 20, 2013, the Third Supplemental Indenture, dated as of June 20, 2013, the Fourth Supplemental Indenture, dated as of November 20, 2013, the Fifth Supplemental Indenture, dated as of October 28, 2014, the Sixth Supplemental Indenture, dated as of December 18, 2015, the Seventh Supplemental Indenture, dated as of April 5, 2016, the Eighth Supplemental Indenture, dated as of May 1, 2020, the Ninth Supplemental Indenture, dated as of May 1, 2020, the Tenth Supplemental Indenture, dated as of May 1, 2020, and the Eleventh Supplemental Indenture, dated as of May 1, 2020 (the Base Indenture, as so amended and supplemented, the “Indenture”);
WHEREAS, Trane Lux is a “Guarantor” as defined in the Base Indenture with respect to the Securities issued under the Indenture by the Issuer;
WHEREAS, Trane Lux and the Successor Guarantor have entered into a Common Terms of Merger pursuant to which Trane Lux will merge by absorption with and into the Successor Guarantor with Trane Lux’s separate corporate existence terminating via dissolution (without liquidation) under applicable law (the “Merger”);
WHEREAS, Section 801(b) of the Indenture provides, among other things, that Trane Lux, as Guarantor under the Indenture, shall not consolidate, amalgamate or merge with or into any other Person unless the Person into which Trane Lux shall have merged (1) expressly assumes the performance of the obligations under the Guarantee of Trane Lux, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Trane Lux as Guarantor under the

Indenture and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof, any Member State of the European Union or as otherwise permitted under the Indenture;
WHEREAS, the Successor Guarantor is hereby assuming, contemporaneously with the consummation of the Merger, (1) the Guarantee of Trane Lux under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Trane Lux under the Indenture;
WHEREAS, pursuant to Section 803 of the Indenture, Trane Lux, as predecessor corporation under Indenture will be relieved of all obligations and covenants under the Indenture, the Securities and the Guarantee, as applicable;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Co-Obligor, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to evidence the succession of another corporation, partnership, limited liability company, trust or other entity to any Guarantor and the assumption by any such successor of the covenants of such Guarantor under the Indenture and in the Guarantee;
WHEREAS, the Successor Guarantor has determined that this Twelfth Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Twelfth Supplemental Indenture is in form satisfactory to it; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Twelfth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

WITNESSETH:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE
DEFINITIONS

Section 101. Capitalized terms in this Twelfth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Twelfth Supplemental Indenture.
ARTICLE TWO
THE SUCCESSOR GUARANTOR
Section 201. The Successor Guarantor represents and warrants to the Trustee as follows:
(a) The Successor Guarantor is duly incorporated and validly existing under the laws of Ireland.
(b) The execution, delivery and performance by it of this Twelfth Supplemental Indenture has been authorized and approved by all necessary corporate action on its part.

(c)    Immediately following the Merger, and after giving effect thereto, no default in the performance or observance by the Trane Lux or the Successor Guarantor, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the Securities contained in the Indenture shall have occurred and be continuing.
ARTICLE THREE
ASSUMPTION BY THE SUCCESSOR GUARANTOR
Section 301. In accordance with Section 801(b) of the Indenture, the Successor Guarantor hereby expressly assumes under the Indenture, (1) the Guarantee of Trane Lux under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Trane Lux under the Indenture.
Section 302. Pursuant to Section 803(b) of the Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, Trane Lux as Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “Guarantor” in the Indenture, the Securities and the Guarantee; and Trane Lux is hereby relieved of all obligations and covenants under the Indenture, the Securities and the Guarantee.
Section 303. Nothing in this Twelfth Supplemental Indenture shall alter the rights, duties or obligations of the Issuer, the Co-Obligor or the other Guarantors under the Indenture.
ARTICLE FOUR
MISCELLANEOUS
Section 401. This Twelfth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Twelfth Supplemental Indenture forms a part thereof.
Section 402. This Twelfth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 403. This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 404. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 405. If any provision of this Twelfth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemental Indenture which is required to be included in the Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 406. In case any provision in this Twelfth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 407. Nothing in this Twelfth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Twelfth Supplemental Indenture or the Securities.
Section 408. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twelfth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the parties hereto (excluding the Trustee), and the Trustee assumes no responsibility for the correctness thereof. For the avoidance of doubt, the Trustee, by executing this Twelfth Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Twelfth Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

Section 409. All covenants and agreements in this Twelfth Supplemental Indenture by the parties hereto shall bind their successors.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, all as of the date first above written.

TRANE TECHNOLOGIES HOLDCO INC.

By:    Scott Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES COMPANY LLC

By:    /s/ Scott Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES FINANCING LIMITED

By:    /s/ Christopher Donohoe
Name: Christopher Donohoe
Title: Director

TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED

By:    /s/ Scott Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES PLC

By:    /s/ Scott Williams
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Twelfth Supplemental Indenture]

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY
S.à r.l.

By:    /s/ Bruno Jean-Etienne
Name: Bruno Jean-Etienne
Title: Class A Manager

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY

By:    /s/ Christopher Donohoe
Name: Christopher Donohoe
Title: Director

THE BANK OF NEW YORK MELLON, as Trustee

By:    /s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

[Signature Page to Twelfth Supplemental Indenture]